Exhibit 32.02

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ENACTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the period ended December 31, 2011 of Hartford Life Insurance Company (the “Company”), filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. section 1350 as enacted by section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and
2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David G. Bedard
Name: David G. Bedard Title: Executive Vice President and Chief Financial Officer Date: February 24, 2012